      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2000

                                                     REGISTRATION NO. 333-______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              CTN MEDIA GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                    13-3557317
    (State or other jurisdiction                       (I.R.S. Employer
         of incorporation or                        Identification Number)
            organization)

                             5784 LAKE FORREST DRIVE
                                    SUITE 275
                             ATLANTA, GEORGIA 30328
                                 (404) 256-4444
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)

                           ---------------------------

                              CTN MEDIA GROUP, INC.
                            1996 STOCK INCENTIVE PLAN
                              (Full title of Plans)


             JASON ELKIN                                  COPY TO:
       CHIEF EXECUTIVE OFFICER                    LAUREN Z. BURNHAM, ESQ.
        CTN MEDIA GROUP, INC.                 MORRIS, MANNING & MARTIN, L.L.P.
  5784 LAKE FORREST DRIVE, SUITE 275           1600 ATLANTA FINANCIAL CENTER
       ATLANTA, GEORGIA 30328                    3343 PEACHTREE ROAD, N.E.
           (404) 256-4444                          ATLANTA, GEORGIA 30326
 (Name, address, including zip code, and               (404) 233-7000
telephone number, including area code, of agent for service)

                           ---------------------------

                                                 CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                  Proposed Maximum     Proposed Maximum         Amount of
                                                Amount to be     Offering Price Per   Aggregate Offering    Registration Fee
     Title of Securities to be Registered       Registered(1)         Share(2)             Price(2)
-------------------------------------------- ------------------ -------------------- -------------------- ---------------------
   COMMON STOCK, $.005 PAR VALUE PER SHARE    1,600,000 SHARES         $4.875             $7,800,000            $2,059.20
===============================================================================================================================

(1) Represents an additional 1,600,000 shares of Common Stock issuable by Registrant under the CTN Media Group, Inc. 1996 Stock Incentive Plan (the "Stock Incentive Plan").
(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq Small Cap Market on June 14, 2000.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

         This Registration Statement relates, in part, to the amendment of the Plan to increase the number of shares of Common Stock authorized to be issued under the Plan from 400,000 to 2,000,000. An earlier Registration Statement filed on Form S-8 (Commission File No. 333-67829) covering 400,000 shares of Common Stock issuable under the Plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statement are incorporated herein by reference.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees and/or directors of CTN Media Group, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-KSB filed March 30, 2000 for the year ended December 31, 1999.

     (b)  Proxy Statement for the 2000 Annual Meeting of Stockholders.

     (c) Quarterly Report on Form 10-QSB filed May 12, 2000 for the quarter ended March 31, 2000.

     (d) Registration Statement on Form S-3 filed June 20, 2000 with respect to the description of the Company's common stock contained therein.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, subsequent to the date of this registration statement containing this prospectus and prior to the termination of the offering of the securities covered by this prospectus are also incorporated by reference in this prospectus and to be a part hereof from the date such documents are filed with the Securities and Exchange Commission.

         The Company hereby undertakes to provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to Neil H. Dickson, General Counsel, CTN Media Group, Inc., 5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328, telephone number (800) 256-1636.

ITEM 4.  DESCRIPTION OF SECURITIES.

         A description of the Company's Common Stock is incorporated by reference under Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Certificate of Incorporation ("the "Certificate") contains a provision which, subject to certain exceptions described below, limits the liability of the Company's directors to the Company or its stockholders for monetary damages for breach of their fiduciary duties as directors. This provision does not eliminate the liability of a director (i) for any breach of their duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


         The Certificate and the Bylaws (the "Bylaws") of the Company require the Company to indemnify any person who was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation), by reason of service by such person as a director, officer, employee or agent of the Company or any other corporation for which he served as such at the request of the Company. Such persons are entitled to be indemnified against judgments, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, except that no payments may be made with respect to liability which is not eliminated pursuant to the provision of the Certificate described in the preceding paragraph. Such persons are also entitled to have the Company advance any such expenses prior to final disposition of the proceeding, upon delivery of an undertaking to repay the amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by the Company.

         In addition to the Certificate and Bylaws of the Company, Section 145(c) of the Delaware Corporation Law requires the Company to indemnify any director who has been successful on the merits or otherwise in defending any proceeding described above. The Delaware Corporation Law also provides that a court may order indemnification of a director if it determines that the director is fairly and reasonably entitled to such indemnification.

         The Company has the power, under the Bylaws, to purchase and obtain insurance on its behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, whether or not the Company has the power to indemnify such person against such liability at that time under the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     (a) The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

     EXHIBIT NO.                                            DESCRIPTION
     -----------                                            -----------
         4.1                 CTN's 1996 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Form 14A with respect to its
                             1996 Annual Meeting of Stockholders filed on July 1, 1996)

         4.2                 First Amendment to 1996 Stock Incentive Plan (incorporated by reference to
                             Exhibit 10.3 to the CTN's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (File No. 000-19997) filed on May 15, 1998)

         4.3                 Second Amendment to 1996 Stock Incentive Plan (incorporated by reference to
                             Exhibit 10.2 to the CTN's Quarterly Report on Form 10-QSB for the quarter ended
                             June 30, 1998 (File No. 000-19997) filed on August 14, 1998)

         4.4                 Third Amendment to 1996 Stock Incentive Plan (incorporated by reference to
                             Exhibit 10.6 of CTN's Annual Report on Form 10-KSB for the year ended December
                             31, 1999 (File No. 000-19997) filed on March 30, 2000)

         5.1                 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

         23.1                Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1)

         23.2                Consent of PricewaterhouseCoopers LLP

         24.1                Power of Attorney (included on signature page)


     (b) Not applicable.

ITEM 9.  UNDERTAKINGS.


     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 20th day of June, 2000.

                            CTN MEDIA GROUP, INC.


                            By: /s/ Jason Elkin
                               --------------------------------
                               Jason Elkin
                               Chief Executive Officer and Chairman of the Board

         In accordance with the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                   SIGNATURE                                          TITLE                                DATE
                   ---------                                          -----                                ----
/s/ Jason Elkin                                  Chairman of the Board, Chief Executive Officer    June 20, 2000
------------------------------------             and Director (Principal Executive Officer)
Jason Elkin

/s/ Patrick G. Doran                             Chief Financial Officer, Treasurer and            June 20, 2000
------------------------------------             Secretary (Principal Financial and Accounting
Patrick G. Doran                                 Officer)

/s/ Martin Grant                                 President, Chief Operating Officer and Director   June 20, 2000
------------------------------------
Martin Grant

/s/ Daniel M. Gill                               Director                                          June 20, 2000
------------------------------------
Daniel M. Gill

/s/ Steve Haft                                   Director                                          June 20, 2000
------------------------------------
Steve Haft

/s/ Geoffrey Kanter                              Director                                          June 20, 2000
------------------------------------
Geoffrey Kanter

/s/ C. Thomas McMillen                           Director                                          June 20, 2000
------------------------------------
C. Thomas McMillen

/s/ Hollis W. Rademacher                         Director                                          June 20, 2000
------------------------------------
Hollis W. Rademacher

/s/ Stephen Roberts                              Director                                          June 20, 2000
------------------------------------
Stephen Roberts

/s/ Avy H. Stein                                 Director                                          June 20, 2000
------------------------------------
Avy H. Stein

/s/ James Wood                                   Director                                          June 20, 2000
------------------------------------
James Wood

/s/ Sergio Zyman                                 Director                                          June 20, 2000
------------------------------------
Sergio Zyman
